Exhibit 99.1

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

WATERS CORPORATION REVISES FIRST QUARTER 2005
SALES AND EARNINGS OUTLOOK

Milford, Mass., March 29, 2005 – Waters Corporation (NYSE:WAT) has revised its first quarter 2005 sales and earnings per diluted share (E.P.S.) outlook due to weaker than expected sales growth. In its January 27, 2005 conference call, the Company had stated that it had anticipated overall sales growth of 13% in the first quarter of 2005 compared to the first quarter of 2004. The revised sales outlook is for an approximate 3% — 4% increase compared to first quarter 2004 results. Geographically, sales in Europe will likely decline from first quarter 2004 levels while weaker than expected sales growth for other major regions will likely also contribute to the shortfall. First quarter E.P.S, which the Company had estimated at $0.44 in its January 27 conference call, are now anticipated to be in the $0.34 — $0.37 range.

Douglas A. Berthiaume, Chairman, President and Chief Executive Officer, said, “We are disappointed with our anticipated sales growth results for the first quarter of this year and are in the process of evaluating the longer-term impact of this slower than expected start to 2005. The preliminary results of our analysis point toward a combination of order delays at our large pharmaceutical accounts and a more general weakening of our industrial-based businesses. Geographically, Europe appears to be the hardest hit and sales growth in our developing Asian markets, India and China, has lost some momentum when compared to the high growth rates that we experienced through 2004. On the product side, our new initiatives based upon ACQUITY UPLC™ and the QTof-Premier™ continue to gain traction in North America and Japan. Our mass spectrometry instrument business appears to be continuing to show positive momentum in North America with comparatively weak performance in Europe. It is not clear to us at this time how long these trends will continue and we plan to provide an analysis of the completed first quarter results in our April earnings release and subsequent conference call.”

Waters plans to present a detailed analysis of its completed first quarter results and to provide an update of its full year 2005 sales and earnings outlook in its first quarter 2005 earnings press release and subsequent conference call, currently scheduled for April 26, 2005.

CAUTIONARY STATEMENT

This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons including and without limitation: loss of market share through competition, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in the healthcare market and the pharmaceutical industry, changes in distribution of the Company’s products and foreign exchange fluctuations. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this press release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future.